UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

DISCOVER FINANCIAL SERVICES

(Exact name of sponsor and depositor as specified in charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously disclosed by Discover Financial Services (the “Company”) in its Quarterly Report on Form 10-Q for the three months ended February 28, 2009, in early February 2009 Standard & Poor’s Ratings Services placed on credit watch with negative implications its AAA rating on the Class A certificates from the Discover Card Master Trust I (“DCMT”) Series 1996-4 and its BBB rating on the Class C notes of the Discover Card Execution Note Trust (“DCENT”). Additional securities of DCMT and DCENT have been subsequently placed on credit watch by Standard & Poor’s Ratings Services and Moody’s Investors Service.

In an effort to address rating agency concerns and the recent decline in excess spread due to the performance of the underlying credit card receivables in DCMT and DCENT, Discover Bank, a subsidiary of the Company, and DCMT and DCENT, announced today that certain actions affecting outstanding series of securities issued by DCMT and DCENT are being planned in order to adjust the credit enhancement structure of all of the outstanding series of securities previously issued by DCMT and DCENT. In addition, actions are being taken to standardize the allocation of interchange to all securities issued by DCMT and DCENT. The actions, which are permitted by the transaction documents governing DCMT and DCENT, consist of the issuance of a new subordinated class of notes from DCENT, the issuance of two new subordinated series of certificates from DCMT and the allocation of interchange to certain outstanding DCMT series that previously did not receive this allocation. In addition to improving the levels of credit enhancement for existing securities issued by DCMT and DCENT, the actions proposed to be taken are expected to increase excess spread. More particularly, the actions to be taken include the following:

1. Issuance by DCENT of DiscoverSeries Class D Notes on or about July 2, 2009, to be acquired by a subsidiary of the Company. The Class D Notes will provide credit enhancement to all outstanding asset-backed notes of DCENT’s DiscoverSeries and will be available to support new issuances of DiscoverSeries notes by providing required subordination. The initial stated principal amount of the Class D Notes is expected to be approximately $600 million, which will be 6.5% of the then outstanding notes of DCENT including the Class D Notes. The Class D Notes will not bear interest.

2. Issuance by DCMT of a new subordinate series of investor certificates, Series 2009-CE, to be acquired by a subsidiary of the Company on or about July 24, 2009. This subordinated series will support all outstanding series of asset-backed securities issued by DCMT, other than Series 2007-CC (which supports the DCENT notes, for which the DiscoverSeries Class D Notes are being issued). The new subordinate series will represent an amount equal to 6.5% of the total receivables interest for each supported series and the new subordinate series; provided, however, that DCMT Series 1996-4, which had lower initial levels of credit enhancement, is expected to receive additional support from the subordinate series to bring its enhancement levels in line with other comparable series of DCMT certificates. The Series 2009-CE certificates will not bear interest.

3. Issuance by DCMT of a second new subordinate series of investor certificates, Series 2009-SD, to be acquired by a subsidiary of the Company in September 2009. Series 2009-SD is expected to have an initial receivables interest in DCMT equal to 2.0% of the receivables interest in DCMT represented by all outstanding investor certificates and will be scheduled to mature in December 2011. However, it may mature earlier with rating agency consent or it may be extended in accordance with its terms. Series 2009-SD will make its principal collections available for reallocation on an as-needed basis to all outstanding series to cover shortfalls in interest and servicing fees and to reimburse charge-offs for those other series. The availability of these principal collections will increase excess spread levels for DCMT and for the DCENT DiscoverSeries notes. The Series 2009-SD certificates will not bear interest.

The Company also plans on taking actions to allocate interchange to certain series on or about July 31, 2009. The Company expects DCMT to begin to allocate to three series their proportionate share of interchange allocated to DCMT under their governing transaction documents. These series, which were issued before the Company began transferring interchange to DCMT, currently do not receive any allocation of interchange. The remaining fourteen series of DCMT investor certificates already receive allocations of interchange.

The Company believes that the actions described above will not have a material impact on the Company’s results of operations.

The actions described above will result in the inclusion of DCMT’s assets as risk-weighted assets for regulatory capital purposes. Although this inclusion for regulatory capital purposes will reduce the capital ratios of the Company and its subsidiary, Discover Bank, the Company expects that capital ratios of the Company and Discover Bank will continue to remain above the well-capitalized levels.

Additional information regarding the actions that are proposed to be taken may be found in the Current Report on Form 8-K filed by Discover Bank, DCMT and DCENT earlier today with the Securities and Exchange Commission.

Forward-Looking Statements

This report includes forward-looking statements, which are subject to risks and uncertainties. Forward-looking statements contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•

The ability of the Company and its subsidiaries to obtain the necessary consent of the credit rating agencies to amend the relevant documentation governing DCMT and DCENT in order to effectuate the actions described in this report;

•

The ability to obtain confirmation from the regulatory agencies supervising the Company, its affiliates and subsidiaries that they will not object to such action (which confirmation may be formal or informal);

•

The ability of DCMT and DCENT to maintain excess spread at a level sufficient to avoid reserve account funding, early amortization of the securities issued by DCMT, or early redemption of the notes issued by DCENT, any of which could materially impact the Company’s results of operations. Excess spread levels will depend on various factors such as income derived from and the principal payment rate of the securitized credit card receivables portfolio, as well as credit losses on that portfolio. The increase in excess spread resulting from the planned issuance of Series 2009-SD, which will also depend in part on the monthly principal payment rate posted to accounts in the securitized credit card receivables portfolio, will also affect DCMT’s and DCENT’s ability to avoid these adverse effects; and

•

The amount that the Company’s capital ratios are reduced by the actions described in this report—which will depend on the amount of DCMT’s assets that are included as risk-weighted assets for regulatory capital purposes—and as a result of accounting changes, including the Financial Accounting Standards Board’s recently issued changes to accounting standards for off-balance sheet activities, or other potential regulatory interpretations in this area.

A further description of the risks and uncertainties affecting the Company can be found in the Company’s Annual Report on Form 10-K for the year ended November 30, 2008, its Quarterly Report on Form 10-Q for the three months ended February 28, 2009, and the Company’s other reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Financial Services

Date: June 17, 2009	By:	/s/ D. Christopher Greene
D. Christopher Greene
Vice President, Assistant General Counsel and Assistant Secretary